As filed with the Securities and Exchange Commission on September 27, 2024

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZEEKR Intelligent Technology Holding Limited

(Exact name of registrant as specified in its charter)

Cayman Islands		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
No. 1388 Minshan Road Xinqi Street, Beilun District Ningbo, Zhejiang People’s Republic of China
+86 400-003-6036
(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

2021 Share Incentive Plan
(Full title of the plan)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 (800) 221-0102
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Conghui An Chief Executive Officer ZEEKR Intelligent Technology Holding Limited No. 1388 Minshan Road Xinqi Street, Beilun District Ningbo, Zhejiang People’s Republic of China +86 400-003-6036	Li He, Esq. James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 10 Floor, The Hong Kong Club Building 3A Chater Road Central, Hong Kong +852 2533-3300	Ran Li, Esq. Davis Polk & Wardwell LLP 22rd Floor, China World Office 2 1 Jian Guo Men Wai Avenue Chaoyang District, Beijing People’s Republic of China +86 10 8567-5051

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference.

(1)	The Registrant’s registration statement on Form F-1, as amended (Securities Act File No. 333-275427), originally filed with the Commission on November 9, 2023 and the final prospectus related thereto dated May 9, 2024, filed with the Commission on May 10, 2024 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (“Securities Act”) (Securities Act File No. 333-275427), which contains the Registrant’s audited financial statements for the latest fiscal year ended December 31, 2023 and the accompanying report of independent auditors issued with respect thereto dated March 20, 2024; and

(2)	The description of the Registrant’s ordinary shares contained in the Registrant’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (“Exchange Act”) filed on May 6, 2024, as modified by any amendment or report filed for the purpose of updating such description (Exchange Act File No. 001-42042).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. The Registrant’s third amended and restated memorandum and articles of association provide for indemnification of directors and officers against (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officers in or about the conduct of the Registrant’s business or affairs or in the execution or discharge of such directors’ and officers’ duties, powers, authorities or discretions; and (b) without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by such directors and officers in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Registrant or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-275427), the Registrant has agreed to indemnify its directors and officers against, to the fullest extent permitted by applicable law, any and all expenses and liabilities actually and reasonably incurred by reason of such director’s or officer’s corporate status.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement (See Exhibit Index below).

ITEM 9. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Third Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-275427), as amended, initially filed with the SEC on November 9, 2023)
4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-275427), as amended, initially filed with the SEC on November 9, 2023)
4.3	Form of Deposit Agreement between the Registrant, the depositary and holders of the American Depositary Shares (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1 (File No. 333-275427), as amended, initially filed with the SEC on November 9, 2023)
5.1*	Opinion of Ogier
10.1	2021 Share Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-275427), as amended, initially filed with the SEC on November 9, 2023)
23.1	Consent of Ogier (included in Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page of this Registration Statement)
107*	Filing Fee Table

* Filed herewith

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on September 27, 2024.

ZEEKR Intelligent Technology Holding Limited

By:	/s/ Conghui An
Name:	Conghui An
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Shufu Li and Conghui An, and each of them acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 27, 2024.

Signature	Title

/s/ Shufu Li
Name: Shufu Li	Chairman of the Board of Directors

/s/ Conghui An
Name: Conghui An	Director, Chief Executive Officer
(principal executive officer)
/s/ Donghui Li
Name: Donghui Li	Director

/s/ Shengyue Gui
Name: Shengyue Gui	Director

/s/ Jing Yuan
Name: Jing Yuan	Chief Financial Officer
(principal financial and accounting officer)
/s/ Stephen Brown Davis
Name: Stephen Brown Davis	Independent Director

/s/ Miguel A. Lopez Ben
Name: Miguel A. Lopez Ben	Independent Director

/s/ Latha Maripuri
Name: Latha Maripuri	Independent Director

/s/ Michael David Ricks
Name: Michael David Ricks	Independent Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ZEEKR Intelligent Technology Holding Limited, has signed this registration statement or amendment thereto in New York on September 27, 2024.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President